UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2019 (March 19, 2019)

FRED'S, INC.
(Exact Name of Registrant as Specified in Charter)

Commission File Number 001-14565

Tennessee	62-0634010
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

4300 New Getwell Road, Memphis, Tennessee 38118
(Address of principal executive offices)

(901) 365-8880
Registrant’s telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or certain officers; election of directors; appointment of certain officers; compensatory arrangements of certain officers.

As previously disclosed, on March 6, 2019, the Board of Directors (the “Board”) of Fred’s, Inc. (the “Company”) approved a discretionary incentive bonus pool, with respect to the execution of certain key strategic initiatives in 2018, under which seven of the Company’s senior executives and certain other employees would be awarded cash and restricted stock awards under the Company’s 2017 Long-Term Incentive Plan. For additional information regarding the bonus pool, see the Company’s Current Report on Form 8-K filed with the SEC on March 12, 2019.

On March 19, 2019, the Board approved the amounts of cash and restricted stock to be granted to each executive under such bonus pool. Joseph Anto, the Company’s Chief Executive Officer, was awarded a cash incentive payment equal to $190,000 and 124,579 shares of restricted stock. Ritwik Chatterjee, the Company’s Chief Financial Officer, was awarded a cash incentive payment equal to $120,000 and 52,189 shares of restricted stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRED'S, INC.
(Registrant)

Date:	March 25, 2019	By:	/s/ Joseph Anto_________________
		Name:	Joseph Anto
		Title:	Chief Executive Officer